Exhibit 32.01

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICERS AND PRINCIPAL FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO SECTION 906 OF THE

SARBANES-OXLEY ACT OF 2002

The certification set forth below is being submitted in connection with the Annual Report on Form 10-K of Oracle Corporation for the year ended May 31, 2026 (the Report) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 and Section 1350 of Chapter 63 of Title 18 of the United States Code.

Clayton M. Magouyrk, the Chief Executive Officer (Principal Executive Officer) of Oracle Corporation, Michael D. Sicilia, the Chief Executive Officer (Principal Executive Officer) of Oracle Corporation and Hilary Maxson, the Chief Financial Officer (Principal Financial Officer) of Oracle Corporation, each certifies that, to the best of his or her knowledge:

1.
the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.
the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Oracle Corporation.

Date: June 22, 2026	By:	/s/ Clayton M. Magouyrk
Clayton M. Magouyrk Chief Executive Officer and Director (Principal Executive Officer)

Date: June 22, 2026	By:	/s/ Michael D. Sicilia
Michael D. Sicilia Chief Executive Officer and Director (Principal Executive Officer)

Date: June 22, 2026	By:	/s/ Hilary Maxson
Hilary Maxson Chief Financial Officer (Principal Financial Officer)

The foregoing certification is being furnished pursuant to 18 U.S.C. Section 1350. It is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and it is not to be incorporated by reference into any filing of Oracle Corporation, regardless of any general incorporation language in such filing.